                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Trinity Growth Fund and
Oppenheimer Large Cap Growth Fund:

We consent to the  incorporation  by reference in the  Statements of Additional  Information  constituting  part of this Registration  Statement of Oppenheimer  Trinity Growth Fund and Oppenheimer Large Cap Growth Fund on Form N-14
of our reports dated August 21, 2000 relating to the financial  statements  and financial  highlights  appearing in the July 31, 2000 Annual Reports to the Shareholders of Oppenheimer  Trinity Growth Fund and Oppenheimer  Large Cap
Growth Fund.

We  also  consent  to the  reference  to our  firm  under  the  headings  "What  are the  Tax  Consequences  of the
Reorganization"  and "Agreement and Plan of  Reorganization"  in the combined  Prospectus and Proxy Statement which are part of the Registration Statement of Oppenheimer Large Cap Growth Fund on Form N-14.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
August 13, 2001

775_2001/AudConsentFinal.doc